Exhibit (a)(1)(E)

Notice of Guaranteed Delivery With

Respect to the Offer to Purchase

All Outstanding Shares of Common Stock

of

APPLIED THERAPEUTICS, INC.

at

$0.088 PER SHARE, NET IN CASH, PLUS ONE NON-TRADABLE CONTINGENT VALUE RIGHT (“CVR”) PER SHARE REPRESENTING THE CONTRACTUAL RIGHT TO RECEIVE UP TO FOUR CONTINGENT CASH PAYMENTS OF UP TO AN AGGREGATE OF $0.40 PER CVR UPON THE ACHIEVEMENT OF CERTAIN SPECIFIED MILESTONES PLUS THE PRO RATA PORTION OF A CERTAIN SPECIFIED CLOSING CASH PAYMENT

Pursuant to the Offer to Purchase dated December 29, 2025

by

AT2B, INC.

an indirect wholly owned subsidiary

of

CYCLE GROUP HOLDINGS LIMITED

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE PAST 11:59 P.M.,

EASTERN TIME, ON JANUARY 27, 2026, UNLESS THE OFFER IS EXTENDED

OR EARLIER TERMINATED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if the certificates for shares of common stock, par value $0.0001 per share (the “Shares”), of Applied Therapeutics, Inc., a Delaware corporation, are not immediately available, or you cannot complete the procedure for delivery by book-entry transfer on a timely basis, or you otherwise cannot deliver all required documents to Equiniti Trust Company, LLC, the depositary for the Offer (the “Depositary”), in each case prior to one minute following 11:59 p.m., Eastern Time, on January 27, 2026, unless extended or earlier terminated as permitted by the Agreement and Plan of Merger, dated as of December 11, 2025 (as it may be amended from time to time, the “Merger Agreement”). Such form may be delivered by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

Equiniti Trust Company, LLC

If delivering by mail: Equiniti Trust Company, LLC Operations Center Attn: Onbase - Reorganization Department 1110 Centre Pointe Curve Suite # 101 Mendota Heights, MN 55120

If delivering by hand, express mail, courier

or any other expedited service:

Equiniti Trust Company, LLC

1110 Centre Pointe Curve

Suite # 101

Mendota Heights, MN 55120

Attn: Onbase - Reorganization Department

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal. Do not send share certificates with this notice. Share certificates should be sent with your Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to AT2B, Inc., a Delaware corporation (“Purchaser”) and an indirect wholly owned subsidiary of Cycle Group Holdings Limited, a private limited company incorporated in England and Wales (“Parent”), upon the terms and subject to the conditions set forth in the Offer to Purchase (as it may be amended, supplemented or otherwise modified from time to time, the “Offer to Purchase”) and in the related Letter of Transmittal (as it may be amended, supplemented or otherwise modified from time to time, the “Letter of Transmittal”) which, together with the Offer to Purchase, as they may be amended or supplemented from time to time, collectively constitute the “Offer,” receipt of which is hereby acknowledged, the following Shares, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares Tendered:	Name(s) of Record Holder(s)

☐ Check if securities will be tendered by book- entry transfer.	(please print)

Name of Tendering Institution:	Address(es):

Account No.:	(Zip Code)

Dated: , 20
Area Code and Telephone No(s):

Signature(s):

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a financial institution that is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP), or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), guarantees (a) that the above-named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (b) that such tender of Shares complies with Rule 14e-4 and (c) the delivery to the Depositary of the certificates for all such tendered Shares (or a confirmation of a book-entry transfer of such Shares into the Depositary’s account at the Book-Entry Transfer Facility in the case of a book-entry delivery), together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and with any required signature guarantee (or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery) and any other required documents, all within one Nasdaq Stock Market trading day of the date hereof.

(Name of Firm)
(Address)
(Zip Code)
(Authorized
Signature) (Name)
(Please Print)
(Area Code and Telephone Number)

Dated:

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.